Exhibit (e)(2)(xxvii)

AMENDMENT NO. 26

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS IB SHARES

AMENDMENT NO. 26, dated as of December 9, 2016 (“Amendment No. 26”) to the Amended and Restated Distribution Agreement, dated as of July 15, 2002, as amended (the “Agreement”) between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and AXA Distributors, LLC (the “Distributor”), relating to Class IB shares.

The Trust and the Distributor agree to modify and amend the Agreement. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	Name Changes. The names of EQ/Calvert Socially Responsible Portfolio, EQ/Morgan Stanley Mid Cap Growth Portfolio and EQ/Wells Fargo Omega Growth Portfolio are changed to 1290 VT Socially Responsible Portfolio, AXA/Janus Enterprise Portfolio and AXA/ClearBridge Large Cap Growth Portfolio, respectively.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 26 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Brian Winikoff
Name:	Steven M. Joenk	Name:	Brian Winikoff
Title:	Chairman, President and Chief Executive Officer	Title:	Chairman, Chief Executive Officer and Retirement Savings Officer

SCHEDULE A

AMENDMENT NO. 26

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IB SHARES

All Asset Aggressive – Alt 25 Portfolio

All Asset Aggressive – Alt 50 Portfolio

All Asset Aggressive – Alt 75 Portfolio

All Asset Moderate Growth – Alt 15 Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA Growth Strategy Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Natural Resources Portfolio

AXA Real Estate Portfolio

AXA SmartBeta Equity Portfolio

AXA Ultra Conservative Strategy Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/DoubleLine Opportunistic Core Plus Bond Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

AXA/Goldman Sachs Strategic Allocation Portfolio

AXA/Horizon Small Cap Value Portfolio

AXA/Invesco Strategic Allocation Portfolio

AXA/Legg Mason Strategic Allocation Portfolio

AXA/Lord Abbett Micro Cap Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

AXA/Pacific Global Small Cap Value Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/BlackRock Basic Value Equity Portfolio

1290 VT Socially Responsible Portfolio (formerly, EQ/Calvert Socially Responsible Portfolio)

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Convertible Securities Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Energy ETF Portfolio

EQ/Equity 500 Index Portfolio

EQ/Global Bond PLUS Portfolio

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

AXA/Janus Enterprise Portfolio (formerly, EQ/Morgan Stanley Mid Cap Growth Portfolio)

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

AXA/ClearBridge Large Cap Growth Portfolio (formerly, EQ/Wells Fargo Omega Growth Portfolio)

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio